                                  EXHIBIT 5.1


                    OPINION OF PILLSBURY MADISON & SUTRO LLP


                                                                October 23, 1998



IXYS Corporation
3540 Bassett Street
Santa Clara, California


     Re:  Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by IXYS Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended relating to 389,914 shares of the Company's common stock (the "Common Stock"), issuable pursuant to the Paradigm Technology, Inc. Amended and Restated 1994 Stock Option Plan and the IXYS Corporation Amended and Restated 1989 Common Stock Option Plan (the "Plans"), it is our opinion that the Common Stock, when issued and sold in accordance with the Plans, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.



                             Very truly yours,

                             /s/  Pillsbury Madison & Sutro LLP
                             ----------------------------------
                             Pillsbury Madison & Sutro LLP